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Exhibit 11 - Computation of Earnings Per Share

TIB Financial Corp.


                     (In Thousands, Except Per Share Data)



For the three months ended September 30:                         1997     1996
----------------------------------------                        ----------------
Net Income                                                          807      823
                                                                 ---------------
Weighted average of common shares outstanding                     4,360    4,286

Add Common stock equivalents determined using the "Treasury
Stock" method representing shares issuable upon exercise of
director and employee stock options using annual average
market price                                                        326      215
                                                                 ---------------
Weighted average number of shares used in calculation of
primary earnings per share                                        4,686    4,501
                                                                 ---------------
PRIMARY EARNINGS PER SHARE                                       $ 0.17   $ 0.18
                                                                 ===============
For the nine months ended September 30:
---------------------------------------

Net Income                                                        2,439    2,323
                                                                 ---------------
Weighted average of common shares outstanding                     4,349    4,276

Add Common stock equivalents determined using the "Treasury
Stock" method representing shares issuable upon exercise of
director and employee stock options using annual average
market price                                                        261      205
                                                                 ---------------
Weighted average number of shares used in calculation of
primary earnings per share                                        4,610    4,481
                                                                 ---------------
PRIMARY EARNINGS PER SHARE                                       $ 0.53   $ 0.52
                                                                 ===============
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